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                                                                       EXHIBIT 5

                          LETTERHEAD OF BLANK ROME LLP


                                  July 31, 2003


The Providence Service Corporation
5524 East Fourth Street
Tucson, AZ 85711

         Re:      The Providence Service Corporation
                  ----------------------------------
                  Registration Statement on Form S-1 (333-106286)
                  -----------------------------------------------

Gentlemen and Ladies:

         We have acted as counsel to The Providence Service Corporation, a Delaware corporation ("Providence"), in connection with Amendment No. 1 to the Registration Statement on Form S-1 (the "Registration Statement") filed by Providence with the Securities and Exchange Commission on July 31, 2003 under the Securities Act of 1933, as amended, relating to the offer and sale by Providence of up to 3,645,000 shares of common stock, $0.001 par value per share, of Providence (the "Common Stock") (including up to 645,000 shares to be purchased at the option of the Underwriters to cover over-allotments, if any) and the offer and sale by the selling stockholders (the "Selling Stockholders") named in the Registration Statement of 1,300,000 shares of Common Stock (collectively, the "Shares"). This opinion is furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K.

         In rendering this opinion, we have examined only the documents listed on Exhibit "A" attached hereto. We have not performed any independent investigation other than the document examination described. Our opinion is therefore qualified in all respects by the scope of that document examination. We have assumed and relied, as to questions of fact and mixed questions of law and fact, on the truth, completeness, authenticity and due authorization of all certificates, documents and records examined and the genuineness of all signatures. We have also assumed that the shares to be sold by the Selling Stockholders which will be issued to such Selling Stockholders upon exercise of warrants or conversion of notes will be issued in accordance with the terms of such instruments and that shares to be sold by the Selling Stockholders which will be issued to the Selling Stockholders in exchange for warrants will be issued in accordance with the terms of the applicable warrant exchange agreement. This opinion is limited to the Delaware General Corporation Law.

         Based upon and subject to the foregoing, we are of the opinion that the Shares, when sold in the manner and for the consideration contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.


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July 31, 2003
Page 2



         This opinion is given as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

         This opinion is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus, which is part of the Registration Statement.



                                                 Very truly yours,


                                                 /s/ BLANK ROME LLP






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                                   EXHIBIT "A"

1.   Providence's Amended and Restated Certificate of Incorporation.

2.   Providence's Amended and Restated Bylaws.

3. Resolutions adopted by the Board of Directors of Providence relating to the issuance of its common stock and its preferred stock, warrants and convertible notes, including the authorization and reservation of the underlying common stock, to the Selling Stockholders in the Registration Statement.

4. Resolutions adopted by the Board of Directors of Providence relating to the sale of its common stock pursuant to the Registration Statement.

5.   Providence's Registration Statement on Form S-1.

6.   Officer's Certificate of Providence.

7.   Warrants issued to the Selling Stockholders.

8.   Convertible Notes issued to the Selling Stockholders.

9. Exchange of Stock Purchase Warrant Agreement dated as of June 1, 2003, by and between The Providence Service Corporation and Petra Mezzanine Fund, L.P.

10. Exchange of Stock Purchase Warrant Agreement dated as of June 1, 2003 by and between The Providence Service Corporation and Harbinger Mezzanine Fund, L.P.